Exhibit 10.48

Grove at Waterford Crossing

ASSIGNMENT OF MANAGEMENT AGREEMENT

This ASSIGNMENT OF MANAGEMENT AGREEMENT (this "Assignment") dated as of April 4, 2012 is executed by and among (i) BELL BR WATERFORD CROSSING JV, LLC, a Delaware limited liability company ("Borrower"), (ii) CWCAPITAL LLC, a Massachusetts limited liability company ("Lender"), and (iii) BELL PARTNERS INC. (the "Manager"), a North Carolina corporation.

RECITALS:

A.           Borrower is the owner of a multifamily residential apartment project located in Hendersonville (Sumner County), Tennessee (the " Mortgaged Property").

B.           Manager is the managing agent of the Mortgaged Property pursuant to a Management Agreement dated as of March 29, 2012, between Borrower and Manager (the " Management Agreement").

C.           Pursuant to that certain Multifamily Loan and Security Agreement dated as of the date hereof, executed by and between Borrower and Lender (as amended, restated, replaced, supplemented or otherwise modified from time to time, the " Loan Agreement"), Lender has agreed to make a loan to Borrower in the original principal amount of Twenty Million One Hundred Thousand and 00/100 Dollars ($20, 100,000.00) (the "Mortgage Loan"), as evidenced by that certain Multifamily Note dated as of the date hereof, executed by Borrower and made payable to the order of Lender in the amount of the Mortgage Loan (as amended, restated, replaced, supplemented or otherwise modified from time to time, the "Note").

D.           In addition to the Loan Agreement, the Mortgage Loan and the Note are also secured by, among other things, a certain Multifamily Mortgage, Deed of Trust or Deed to Secure Debt dated as of the date hereof, which encumbers the Mortgaged Property (as amended, restated, replaced, supplemented or otherwise modified from time to time, the "Security Instrument"; the Loan Agreement, the Note, the Security Instrument, and all other documents evidencing or securing the Mortgage Loan, the "Loan Documents").

E.           Borrower is willing to assign its rights under the Management Agreement to Lender as additional security for the Mortgage Loan.

F.           Manager is willing to consent to this Assignment and to attorn to Lender upon a default by Borrower under the Loan Documents, and perform its obligations under the Management Agreement for Lender, or its successors in interest, or to permit Lender to terminate the Management Agreement without liability.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Borrower, Lender and Manager agree as follows:

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AGREEMENTS:

Section 1.             Recitals.

The recitals set forth above are incorporated herein by reference as if fully set forth in the body of this Assignment.

Section 2.             Assignment.

Borrower hereby transfers, assigns and sets over to Lender, its successors and assigns, all right, title and interest of Borrower in and to the Management Agreement. Manager hereby consents to the foregoing assignment. The foregoing assignment is being made by Borrower to Lender as collateral security for the full payment and performance by Borrower of all of its obligations under the Loan Documents. Although it is the intention of the parties that the assignment hereunder is a present assignment, until the occurrence of an event of default under any of the Loan Documents (an " Event of Default"), Borrower may exercise all rights as owner of the Mortgaged Property under the Management Agreement, except as otherwise provided in this Assignment. The foregoing assignment shall remain in effect as long as the Mortgage Loan, or any part thereof, remains unpaid, but shall automatically terminate upon the release of the Security Instrument as a lien on the Mortgaged Property.

Section 3.             Representations and Warranties.

Borrower and Manager represent and warrant to Lender that (a) the Management Agreement is unmodified and is in full force and effect, (b) the Management Agreement is a valid and binding agreement enforceable against the parties in accordance with its terms, and (c) neither party is in default in performing any of its obligations under the Management Agreement. Borrower further represents and warrants to Lender that it has not executed any prior assignment of the Management Agreement, nor has it performed any acts or executed any other instrument which might prevent Lender from operating under any of the terms and conditions of this Assignment, or which would limit Lender in such operation. Manager further represents and warrants to Lender that (1) Manager has not assigned its interest in the Management Agreement, (2) has no notice of any prior assignment, hypothecation or pledge of Borrower's interest under the Management Agreement, (3) as of the date hereof, Manager has no counterclaim, right of set-off, defense or like right against Borrower, and (4) as of the date hereof, Manager has been paid all amounts due under the Management Agreement.

Section 4.             Lender's Right to Cure.

In the event of any default by Borrower under the Management Agreement (beyond any applicable cure period, except to the extent that Lender determines, in its discretion, that exigent circumstances exist or that such exercise is necessary or prudent in order to protect and preserve the Mortgaged Property, or Lender's lien priority and security interest in the Mortgaged Property), Lender shall have the right, but not the obligation, upon notice to Borrower and Manager and until such default is cured, to cure any default and take any action under the Management Agreement to preserve the same. Borrower hereby grants to Lender the right of access to the Mortgaged Property for this purpose, if such action is necessary. Borrower hereby authorizes Manager to accept the performance of Lender in such event, without question. Any advances made by Lender to cure a default by Borrower under the Management Agreement shall become part of the indebtedness and shall bear interest at the default rate under the Loan Agreement and shall be secured by the Security Instrument.

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Section 5.             Covenants.

(a)          Borrower Covenants.

Borrower hereby covenants with Lender that, during the term of this Assignment:

(1)         Borrower shall not assign Borrower's interest in the Management Agreement or any portion thereof, or transfer the responsibility for management of the Mortgaged Property from Manager to any other person or entity without the prior written consent of Lender;

(2)         Borrower shall not cancel, terminate, surrender, modify or amend any of the terms or provisions of the Management Agreement without the prior written consent of Lender;

(3)         Borrower shall not forgive any material obligation of the Manager or any other party under the Management Agreement, without the prior written consent of Lender;

(4)         Borrower shall perform all obligations of Borrower under the Management Agreement in accordance with the provisions thereof, any failure of which would constitute a default under the Management Agreement; and

(5)         Borrower shall give Lender written notice of any notice or information that Borrower receives which indicates that Manager is terminating the Management Agreement or that Manager is otherwise discontinuing its management of the Mortgaged Property.

Any of the foregoing acts done or suffered to be done without Lender’s prior written consent shall constitute an Event of Default.

(b)          Affiliated Manager Subordination.

Manager agrees that:

(1)         (A) any fees payable to Manager pursuant to the Management Agreement in excess of 3% are and shall be subordinated in right of payment, to the extent and in the manner provided in this Assignment, to the prior payment in full of the indebtedness described in the Loan Agreement, and (B) the Management Agreement is and shall be subject and subordinate in all respects to the liens, terms, covenants and conditions of the Security Instrument and the other Loan Documents and to all advances heretofore made or which may hereafter be made pursuant to the Loan Documents (including all sums advanced for the purposes of (i) protecting or further securing the lien of the Security Instrument, curing defaults by Borrower under the Loan Documents or for any other purposes expressly permitted by the Loan Documents, or (ii) constructing, renovating, repairing, furnishing, fixturing or equipping the Mortgaged Property);

(2)         if, by reason of its exercise of any other right or remedy under the Management Agreement, Manager acquires by right of subrogation or otherwise a lien on the Mortgaged Property which (but for this Section 5(b)) would be senior to the lien of the Security Instrument, then, in that event, such lien shall be subject and subordinate to the lien of the Security Instrument;

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(3)         until Manager receives notice (or otherwise acquires actual knowledge) of an Event of Default, Manager shall be entitled to retain for its own account all payments made under or pursuant to the Management Agreement;

(4)         after Manager receives notice (or otherwise acquires actual knowledge) of an Event of Default, it will not accept any payment of fees under or pursuant to the Management Agreement without Lender's prior written consent;

(5)         if, after Manager receives notice (or otherwise acquires actual knowledge) of an Event of Default, Manager receives any payment of fees under the Management Agreement, or if Manager receives any other payment or distribution of any kind from Borrower or from any other person or entity in connection with the Management Agreement which Manager is not permitted by this Assignment to retain for its own account, such payment or other distribution will be received and held in trust for Lender and unless Lender otherwise notifies Manager, will be promptly remitted , in cash or readily available funds, to Lender, properly endorsed to Lender, to be applied to the principal of, interest on and other amounts due under the Loan Documents evidencing and securing the Loan in such order and in such manner as Lender shall determine in its sole and absolute discretion. Manager hereby irrevocably designates, makes, constitutes and appoints Lender (and all persons or entities designated by Lender) as Manager's true and lawful attorney in fact with power to endorse the name of Manager upon any checks representing payments referred to in this Section 5(b), which power of attorney is coupled with an interest and cannot be revoked, modified or amended without the written consent of Lender;

(6)         Manager shall notify (via telephone or email, followed by written notice) Lender of Manager's receipt from any person or entity other than Borrower of a payment with respect to Borrower's obligations under the Loan Documents, promptly after Manager obtains knowledge of such payment; and

(7)         during the term of this Assignment, Manager will not commence or join with any other creditor in commencing any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings with respect to Borrower, without Lender's prior written consent.

Section 6.          Lender's Rights Upon an Event of Default.

(a)          Upon receipt by Manager of written notice from Lender that an Event of Default has occurred and is continuing, Lender shall have the right to exercise all rights as owner of the Mortgaged Property under the Management Agreement.

(b)          Borrower agrees that after Borrower receives notice (or otherwise has actual knowledge) of an Event of Default, it will not make any payment of fees under or pursuant to the Management Agreement without Lender's prior written consent.

Section 7.          Termination of Management Agreement.

After the occurrence of an Event of Default, Lender (or its nominee) shall have the right any time thereafter to terminate the Management Agreement, without cause and without liability, by giving written notice to Manager of its election to do so. Lender's notice shall specify the date of termination, which shall not be less than thirty (30) days after the date of such notice.

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Section 8.             Books and Records.

On the effective date of termination of the Management Agreement, Manager shall turn over to Lender all books and records relating to the Mortgaged Property (copies of which may be retained by Manager, at Manager's expense), together with such authorizations and letters of direction addressed to tenants, suppliers, employees, banks and other parties as Lender may reasonably require. Manager shall cooperate with Lender in the transfer of management responsibilities to Lender or its designee. A final accounting of unpaid fees (if any) due to Manager under the· Management Agreement shall be made within sixty (60) days after the effective date of termination, but Lender shall not have any liability or obligation to Manager for unpaid fees or other amounts payable under the Management Agreement which accrue before Lender (or its nominee) acquires title to the Mortgaged Property, or Lender becomes a mortgagee in possession.

Section 9.             Notice.

(a)          Process of Serving Notice.

All notices under this Assignment shall be:

(1)         in writing and shall be:

(A)         delivered, in person;

(B)         mailed, postage prepaid, either by registered or certified delivery, return receipt requested;

(C)         sent by overnight courier; or

(D)         sent by electronic mail with originals to follow by overnight courier;

(2)         addressed to the intended recipient at its respective address set forth at the end of this Assignment; and

(3)         deemed given on the earlier to occur of:

(A)         the date when the notice is received by the addressee; or

(B)         if the recipient refuses or rejects delivery, the date on which the notice is so refused or rejected, as conclusively established by the records of the United States Postal Service or any express courier service.

(b)          Change of Address.

Any party to this Assignment may change the address to which notices intended for it are to be directed by means of notice given to the other parties to this Assignment in accordance with this Section 9.

(c)          Default Method of Notice.

Any required notice under this Assignment which does not specify how notices are to be given shall be given in accordance with this Section 9.

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(d)         Receipt of Notices.

Borrower, Manager and Lender shall not refuse or reject delivery of any notice given in accordance with this Assignment. Each party is required to acknowledge, in writing, the receipt of any notice upon request by the other party.

Section 10.         Counterparts.

This Assignment may be executed in any number of counterparts, each of which shall be considered an original for all purposes; provided, however, that all such counterparts shall constitute one and the same instrument.

Section 11.         Governing Law; Venue and Consent to Jurisdiction.

(a)         Governing Law.

This Assignment shall be governed by the laws of the jurisdiction in which the Mortgaged Property is located (the "Property Jurisdiction"), without regard to the application of choice of law principles.

(b)         Venue; Consent to Jurisdiction.

Any controversy arising under or in relation to this Assignment shall be litigated exclusively in the Property Jurisdiction without regard to conflicts of laws principles. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies which shall arise under or in relation to this Assignment. Borrower irrevocably consents to service, jurisdiction and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

Section 12.         Severability; Amendments.

The invalidity or unenforceability of any provision of this Assignment shall not affect the validity or enforceability of any other provision of this Assignment, all of which shall remain in full force and effect. This Assignment contains the complete and entire agreement among the parties as to the matters covered, rights granted and the obligations assumed in this Assignment. This Assignment may not be amended or modified except by written agreement signed by the parties hereto.

Section 13.         Construction.

(a)         The captions and headings of the sections of this Assignment are for convenience only and shall be disregarded in construing this Assignment.

(b)        Any reference in this Assignment to an "Exhibit" or "Schedule" or a " Section" or an "Article" shall, unless otherwise explicitly provided, be construed as referring, respectively, to an exhibit or schedule attached to this Assignment or to a Section or Article of this Assignment. All exhibits and schedules attached to or referred to in this Assignment, if any, are incorporated by reference into this Assignment.

(c)         Any reference in this Assignment to a statute or regulation shall be construed as referring to that statute or regulation as amended from time to time.

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(d)          Use of the singular in this Assignment includes the plural and use of the plural includes the singular.

(e)          As used in this Assignment, the term “including” means “including, but not limited to" or “including, without limitation," and is for example only and not a limitation.

(f)          Whenever Borrower's knowledge is implicated in this Assignment or the phrase "to Borrower's knowledge" or a similar phrase is used in this Assignment, Borrower's knowledge or such phrase(s) shall be interpreted to mean to the best of Borrower's knowledge after reasonable and diligent inquiry and investigation.

(g)          Unless otherwise provided in this Assignment, if Lender's approval is required for any matter hereunder, such approval may be granted or withheld in Lender's sole and absolute discretion.

(h)          Unless otherwise provided in this Assignment, if Lender's designation, determination, selection, estimate, action or decision is required, permitted or contemplated hereunder, such designation, determination, selection, estimate, action or decision shall be made in Lender's sole and absolute discretion.

(i)         All references in this Assignment to a separate instrument or agreement shall include such instrument or agreement as the same may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

(j)          "Lender may" shall mean at Lender's discretion, but shall not be an obligation.

IN WITNESS WHEREOF, Borrower, Lender and Manager have signed and delivered this Assignment under seal (where applicable) or have caused this Assignment to be signed and delivered under seal (where applicable), each by its duly authorized representative. Where applicable law so provides, Borrower, Lender and Manager intend that this Assignment shall be deemed to be signed and delivered as a sealed instrument.

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BORROWER:

BELL BR WATERFORD CROSSING JV, LLC,
a Delaware limited liability company

By:	Bell Partners Inc., a North Carolina corporation,
its Co-Manager

By:	/s/ Steven D. Bell
Name: Steven D. Bell
Title: CEO

Address:	c/o Bell Partners Inc.
300 North Green Street, Suite 1000
Greensboro, NC 27401

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LENDER:

CWCAPITAL LLC, a Massachusetts limited
liability company

By:	/s/ Paul A. Sherrington
Paul A. Sherrington
Managing Director

Address:	One Charles Rivet Place
63 Kendrick Street
Needham, Massachusetts 02494

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MANAGER:

BELL PARTNERS INC., a North Carolina corporation

By:	/s/ Steven D. Bell
Name: Steven D. Bell
Title: CEO

Address:	300 North Green Street, Suite 1000
Greensboro, NC 27401

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Fannie Mae	01-11	© 2011 Fannie Mae